Exhibit 99.2

Ameron Announces Quarterly Dividend

PASADENA, Calif.--(BUSINESS WIRE)--September 25, 2009--Ameron International Corporation (NYSE: AMN) today announced that its Board of Directors declared a quarterly dividend of 30 cents per share of common stock, payable November 17, 2009 to stockholders of record on October 22, 2009.

Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company’s businesses operate in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

CONTACT:
Ameron International Corporation
James S. Marlen, Chairman and Chief Executive Officer
Gary Wagner, President and Chief Operating Officer
James R. McLaughlin, Senior Vice President, Chief Financial Officer
Telephone: 626-683-4000